Exhibit 99.1

SharpLink Announces Pricing of $76.5 Million Registered Direct Offering Priced at 12% Premium to Market Price

MINNEAPOLIS, MN – October 16, 2025 – SharpLink Gaming, Inc. (Nasdaq: SBET) (“SharpLink” or the “Company”), one of the world’s largest corporate holders of Ether (“ETH”) and prominent industry advocate of Ethereum adoption, today announced that it has entered into a securities purchase agreement with an institutional investor (the “Investor”) for the purchase and sale of 4.5 million shares of its common stock, par value $0.0001 per share, at a purchase price of $17.00 per share (the “Shares”), representing a 12% premium to the Company’s closing share price of $15.15 on October 15, 2025 (“Closing Share Price”) as reported on the Nasdaq Capital Market, and at a premium to the net asset value (“NAV”) of SharpLink’s current ETH holdings of 840,124 ETH. The aggregate gross proceeds from the registered direct offering (“Offering”) are expected to be $76.5 million. The closing of the Offering is expected to occur on or about Friday, October 17, 2025, subject to satisfaction of customary closing conditions.

In addition, accompanying its purchase of Shares, the Investor has been granted a 90-day premium purchase contract, expiring on January 15, 2026, to purchase up to an additional 4.5 million shares of common stock at an exercise price of $17.50 per share (the “PPC”), representing a 19% premium to the Closing Share Price. If the PPC is fully exercised, the Company will receive an additional $78.8 million in gross proceeds.

“This is a novel equity sale transaction that is both accretive to stockholders and strategically structured, reflecting strong institutional confidence in SharpLink and our long-term vision,” said Joseph Chalom, Co-CEO of SharpLink. “By raising equity at a meaningful premium to both market price and NAV, we’re able to continue accumulating ETH and increasing ETH-per-share for our investors.”

“Each day brings new evidence of accelerating retail and institutional adoption of Ethereum across stablecoins, tokenized assets and DeFi. We remain bullish on the long term Ethereum opportunity,” added Chalom.

The Offering of the Shares, the PPC and the shares of common stock underlying the PPC is being made pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-287708), which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 30, 2025. The Offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the effective shelf registration statement. A prospectus supplement and the accompanying prospectus relating to the Offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the Offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or by contacting A.G.P./Alliance Capital Partners, 590 Madison Avenue, New York, New York 10022.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the Offering.

Thompson Hine LLP is acting as legal advisor to SharpLink. Sullivan & Worcester LLP is acting as legal advisor to A.G.P./Alliance Global Partners.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About SharpLink Gaming, Inc.

Headquartered in Minneapolis, Minnesota, SharpLink Gaming, Inc. (Nasdaq: SBET) is one of the world’s largest publicly traded companies to adopt ETH as its primary treasury reserve asset – a move that aligns the Company with the future of digital capital and gives investors direct exposure to Ethereum, the world’s leading smart-contract platform and second largest digital asset. Learn more at www.sharplink.com.

Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, the use of proceeds from the Offering, the closing of the Offering, the full exercise of the PPC by the Investor in connection with the Offering, the Company’s intention to tokenize its common stock directly on the Ethereum blockchain, the execution of the Company’s treasury strategy and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to repurchase shares of SharpLink’s Common Stock, if any, in the open market through its stock repurchase program, potential use of the Company’s ATM facility, the Company’s ability to achieve profitable operations, fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting (see accounting rules discussed below), government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are generally required to measure certain digital intangible assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for other certain types of crypto assets that are considered digital intangible assets, the Company uses the historical costs less impairment model. This model may require the Company to record an associated impairment charge reflected in net income as a result of a decrease in the market price of ETH below the cost value at which the Company’s ETH are carried on its balance sheet. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

CONTACT:

SharpLink’s Investor Relations Contact:

Sean Mansouri, CFA or Aaron D’Souza | Elevate IR

Phone: (720) 330-2829

Email: ir@sharplink.com

SharpLink’s Media Contact:

Email: media@sharplink.com